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Exhibit 21.1.  List of Subsidiaries.
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LIST OF SUBSIDIARIES

Investment in         Location             Owned by        Percent of Ownership
-------------         --------             --------        -------------------
Guess? Europe, BV   Netherlands          Guess?, Inc.              100%
Guess? Asia          Hong Kong        Guess? Europe, BV            100%
Ranche Ltd.          Hong Kong        Guess? Europe, BV            100%